                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contacts:

Hall, Kinion & Associates, Inc.     The Financial Relations Board/BSMG Worldwide
Investor Contact:                   Lisa Horn Chainey (General Information)
Martin Kropelnicki                  Elizabeth Saghi (Analyst Contact)
Vice President & CFO                Dawn Swidorski (Financial Media)
(415) 369-2208                      (415) 986-1591


                  HALL, KINION & ASSOCIATES ANNOUNCES RESULTS
                            FOR FIRST QUARTER 2001

  First Quarter Earnings Excluding One-Time Charges and Additional Operating Expenses Were $0.08 Per Share and Company Announces Stock Repurchase Program

San Francisco, CA - May 1, 2001 -- Hall, Kinion & Associates, Inc. (Nasdaq:
HAKI), The Talent Source for the Internet Economy/R, announced today results for the first quarter ended April 1, 2001 including certain one-time charges and plans for a stock repurchase program.

For the first quarter, net revenues were $60.9 million as compared with $61.6 million in the first quarter a year ago. Gross profit was $28.2 million versus $29.6 million in the first quarter a year ago. Proforma net income, excluding one-time pre-tax charges of $37.7 million and additional operating expenses of $0.9 million, was $1.1 million, or $0.08 per diluted share. The one-time pre-tax charges include a $26.7 million write-off of impaired long-lived assets, $4.6 million in restructuring costs, and $6.4 million in write-offs related to uncollectible accounts receivable. Including these charges, in accordance with accounting principles generally accepted in the United States of America, the first quarter net loss was $26.4 million, or a loss of $1.94 per diluted share, versus net income of $2.7 million, or $0.23 per diluted share, for the first quarter of 2000. In addition, the Company may incur additional restructuring costs of up to $0.8 million during the second quarter; these costs are not reflected in the first quarter details as discussed above.

Hall Kinion continues to maintain a healthy balance sheet. At April 1, 2001, the company had total current assets of $76.6 million, working capital of $53.5 million, and


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Hall Kinion Reports First Quarter Results
May 1, 2001
Page 2

cash and cash equivalents of $32.6 million. Long-term debt and other non-current obligations totaled $0.2 million.

"The recent slow down in the technology sector has changed our marketplace. The demand for high-tech workers has shifted away from Dot-coms, and web initiatives, and returned to more traditional research and development projects within established technology companies. These projects require very specialized skills that continue to be in high demand and short supply. This bodes well for our demand side, but continues to be a challenge on the supply side," said Brenda Rhodes, CEO of Hall Kinion.

"Hall Kinion's core competency has always been its ability to shift with the high-tech market, and we are pleased with the immediate response of our front-line people to the changes in the marketplace. We have re-organized ourselves in order to put some of our best people in front of our customers and believe that this slow down will 'sharpen our saw' and enable us to take advantage of future opportunities," continued Rhodes.

"As we pre-announced in mid-March, the recent slow down in the economy has impacted our customers in the technology sector, resulting in our having lowered expectations for the first quarter at that time," stated Rhodes. "We also believe given the continued uncertainty in global economic conditions, it is difficult to predict how our customers around the world will be impacted for the immediate future. As a result, we implemented operating and financial actions in Q1 and made accommodations for future actions to enable us to match our operating expenses with our growth rate. This resulted in the restructuring charges described above and a decision to write-off certain receivables," said Rhodes.

Rhodes further commented "Hall Kinion's historical strategy has been to acquire small undervalued companies and grow them into profitability. At this time, given the recent changes in the economy and expected minimal impact on the company's profitability, management believes these types of acquisitions are not a good use of financial resources or management focus. Accordingly, management decided to write-off its investment in certain subsidiary operations."

Company Announces Stock Repurchase Program

Hall Kinion also announced today that its Board of Directors has authorized the repurchase of up to 2 million shares of Hall Kinion Common Stock. It is anticipated that the shares will be repurchased from time to time in the open market or through privately negotiated purchases, which may include contractual rights to purchase shares in the future, over the next 12 months. The repurchase program is intended to take advantage of what management considers to be an attractive use of the company's cash in excess of operating requirements. R.W. Baird & Co. will act as agent for Hall Kinion's stock repurchase program.


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Hall Kinion Reports First Quarter Results
May 1, 2001
Page 3

Hall, Kinion & Associates will hold a conference call concerning this announcement today, May 1, 2001, at 9:00 a.m. EDT. The call is expected to last for approximately one hour. Please dial (703) 871-3627 at least five minutes prior to the start time to participate on the call. Investors have the opportunity to listen to the conference call live on the Internet at the company's website at www.hallkinion.com. Investors should go to the website a few minutes early, as it may be necessary to download audio software to hear the conference call. A replay of the conference call will be available through May 8th, 2001 at (703) 925-2435, passcode #5171613.

About Hall Kinion

Hall Kinion, The Talent Source for the Internet Economy/R, provides specialized technology professionals on a contract and permanent basis to Internet companies; software and hardware vendors; Fortune 1000 companies with strong intranet and extranet initiatives; and e-commerce/Web-design firms. The company specializes in filling cutting-edge technology positions at R&D departments of technology leaders and innovative start-ups. Hall Kinion currently operates in 38 offices in 24 major technology centers in the United States, and abroad. Hall Kinion serves the Silicon Valleys of the world.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Hall Kinion's expectations, beliefs, hopes, intentions, models or strategies regarding the future. All forward-looking statements included in this release are based upon information available to Hall Kinion as of the date thereof, and Hall Kinion assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Hall Kinion's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the rate of hiring and productivity of sales and sales support personnel; the availability of qualified IT professionals; changes in the relative mix between contract services and permanent placement services; changes in the pricing of Hall Kinion's services; the timing and rate of entrance into new geographic markets and the addition of offices; the structure and timing of acquisitions, changes in demand for IT professionals; changes in the economic outlook for the high technology industry and general economic factors. Please refer to the discussion of risk factors and other factors included in Hall Kinion's Report on Form 10-K for the year ended December 31, 2000 and other filings made with the Securities & Exchange Commission.

  Hall Kinion's World Wide Web site is located at http://www.hallkinion.com. For more information on Hall, Kinion & Associates, at no cost, please call
      1-800-PRO-INFO (U.S.) or 732-544-2850 (int'l), ticker symbol HAKI.


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                         -- FINANCIAL TABLES FOLLOW --

Hall Kinion Reports First Quarter Results
May 1, 2001
Page 4


                   Hall, Kinion & Associates, Inc.
               Condensed Consolidated Income Statements
                          (in thousands)
                           (unaudited)

                                            Three Months Ended
                                          April 1,    March 26,
                                            2001        2000
                                          --------    --------
Net revenues:
  Contract services                       $ 49,127    $ 48,086
  Permanent placement                       11,784      13,494
                                          --------    --------
Total net revenues                          60,911      61,580
Cost of contract services                   32,669      32,017
                                          --------    --------
Gross profit                                28,242      29,563

Operating expenses:
  Operating expenses                        34,308      24,825
  Impairment of long lived assets           26,736           0
  Restructuring costs                        4,610           0
                                          --------    --------
Total operating expenses                    65,654      24,825
                                          --------    --------
Income/(loss) from operations              (37,412)      4,738
Other income/(expense), net                    635        (201)
Income taxes                               (10,377)      1,883
                                          --------    --------
Net income/(loss)                         $(26,400)   $  2,654
                                          ========    ========

Net income/(loss) per share:
  Basic                                   $  (2.00)   $   0.25
  Diluted                                 $  (1.94)   $   0.23

Shares used in per share calculations:
  Shares Outstanding - Basic                13,190      10,480
  Shares Outstanding - Diluted              13,626      11,579



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Hall Kinion Reports First Quarter Results
May 1, 2001
Page 5

                   Hall, Kinion & Associates, Inc.
                Condensed Consolidated Balance Sheets
                           (in thousands)
                             (unaudited)

                                                     April 1,     December 31,
                                                       2001           2000
                                                     --------       --------
Current Assets:
  Cash and cash equivalents                          $ 32,629       $ 42,692
  Accounts receivable, net                             33,104         43,143
  Prepaid expenses and other current assets            10,832          6,328
                                                     --------       --------
   Total current assets                                76,565         92,163

Property and equipment, net                            10,533         11,783
Goodwill and other assets, net                         16,894         35,875
Deferred income taxes                                   4,779              0
                                                     --------       --------

Total assets                                         $108,771       $139,821
                                                     ========       ========
Liabilities and stockholders' equity

Current Liabilities:
  Accounts payable and accrued expenses              $ 21,850       $ 24,326
  Income taxes payable                                  1,200          3,018
                                                     --------       --------

Total current liabilities                              23,050         27,344

Long-term debt and other non-current obligations          233          1,715
                                                     --------       --------

Total liabilities                                      23,283         29,059
                                                     --------       --------

Stockholders' Equity:
  Common stock                                         87,270         87,207
  Stockholders' note receivable                        (1,200)        (2,267)
  Accumulated translation adjustment                      (75)           (72)
  Retained earnings/(deficit)                            (507)        25,894
                                                     --------       --------

Total stockholders' equity                             85,488        110,762
                                                     --------       --------

Total liabilities and stockholders' equity           $108,771       $139,821
                                                     ========       ========


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